                                                                   Exhibit 10.59

                             HERITAGE FUND I, L.P.
                            HERITAGE FUND II, L.P.
                           30 Rowes Wharf, Suite 300
                         Boston, Massachusetts  02110


                                 July 7, 1998


IMPAC Group, Inc.
1950 North Ruby Street
Melrose Park, IL  60160

Attention:  Mr. Richard Block
            President and Chief Executive Officer

BT Wolfensohn
1 Appold Street
Broadgate
London  EC2A 2HE
England

Attention:  Mr. Charles Smith
            Vice President

Gentlemen:

     We are pleased to advise you that Heritage Fund I, L.P., a Delaware limited partnership ("Heritage Fund I"), and Heritage Fund II, L.P., a Delaware limited
              -------- ---- -
partnership ("Heritage Fund II", and together with Heritage Fund I, "Heritage")
              -------- ---- --                                       --------
hereby commit to purchase the Investment Amount (as defined below) of Series A Common Stock, $0.001 par value per share ("Common Stock"), of IMPAC Group, Inc.,
                                           ------ -----
a Delaware corporation (the "Company"), or of such other class of capital stock
                             -------
of the Company as may be agreed between the Company and Heritage in accordance with the terms of this commitment letter (together with the Common Stock, being referred to herein as "Stock"), for the purpose of permitting the Company to
                       -----
fund the purchase (through its subsidiaries) of the issued and to-be-issued share capital of [WRAPPER], an English public limited company ("Wrapper"), at
                                                                -------
the price per share and on the other terms set forth in the Offer Announcement, as defined below (such purchase being referred to herein as the "Transaction").
                                                                 -----------
In the event that either the Company and/or any of its subsidiaries makes purchases on the open market of Wrapper shares after the date hereof but prior to the effectiveness of the conditions referred to in Sections 1 and 2 of this commitment letter, then, and in each case with the prior written consent

IMPAC Group, Inc.
BT Wolfensohn
July 7, 1998
Page 2

of the other parties to this commitment letter, such purchases shall be funded by Heritage's making equity contributions to the Company or by Heritage's purchasing shares of Stock in the amount of the purchase price for such Wrapper shares. The amount of any purchase price so funded by Heritage, together with the dollar equivalent (at the spot rate of exchange at 11:00 a.m. London time on the date of such purchase) of the purchase price for any Wrapper shares purchased on the open market by Heritage or any of its affiliates after the date hereof but prior to the effectiveness of the conditions referred to in Sections 1 and 2 below, is referred to herein as the "Open-Market Purchase Amount".
                                             ----------- -------- ------

     The "Investment Amount", as used in this commitment letter, shall mean an
          ---------- ------
amount of shares of Stock with an aggregate purchase price in an amount at least equal to $59,000,000 less the Open-Market Purchase Amount, or, if greater, such
                     ----
amount as may be required so as to ensure that, in completing the Transaction, the total amount of term loan indebtedness borrowed from Bank of America National Trust and Savings Association ("BofA") under the BofA Credit Agreement
                                         ----
(as defined below) is incurred in compliance with the 2.0 to 1 Fixed Charge Coverage Ratio under Section 4.09 (Incurrence of Indebtedness and Issuances of Preferred Stock) of the Indenture, dated as of March 12, 1998 by and between the Company and State Street Bank and Trust Company, as Trustee, with respect to the Company's Series A and Series B 10 1/8% Senior Subordinated Notes due March 15, 2008, provided that, in any event the Investment Amount shall not exceed $65,000,000 less the Open-Market Purchase Amount. The Investment Amount may be
            ----
reduced below the minimum amount set forth in this paragraph only with the written consent of BT Wolfensohn, a division of Bankers Trust International PLC ("BTW"), such consent not to be unreasonably withheld or delayed.
  ---

     Heritage shall invest the Investment Amount in the Company by purchases of shares of Common Stock, at a purchase price per share of not less than $72.25 per share. The Company, by its acceptance hereof, hereby represents and warrants to Heritage and BTW that, as of the date hereof, the Company has sufficient authorized and unissued shares of Common Stock to permit the issuance of shares of Common Stock with an aggregate purchase price of $65,000,000 at a per-share valuation of not less than $72.25.

     Heritage Fund I's commitment to fund the Investment Amount shall not exceed $11,000,000. It is intended that Heritage Fund II would fund the remainder of the Investment Amount.

IMPAC Group, Inc.
BT Wolfensohn
July 7, 1998
Page 3

     Heritage will fund the Investment Amount either (a) through mandatory capital calls upon the limited partners of Heritage Fund I and Heritage Fund II, respectively, pursuant to and in accordance with their respective Agreements of Limited Partnership, or (b) through drawings on Heritage's revolving credit facilities under the Credit Agreement dated as of June 16, 1995, among Heritage Fund I, Heritage Fund I Investment Corporation and The First National Bank of Boston (now known as BankBoston, N.A.), and the Credit Agreement dated as of July 18, 1997, among Heritage Fund II, Heritage Fund II Investment Corporation and BankBoston, N.A., in each case as amended and in effect from time to time. For the avoidance of doubt, Heritage hereby confirms that its rights and ability to make the capital calls described in clause (a) above, or to draw on its credit facilities described in clause (b) above, are not conditioned upon fulfillment of either of the conditions set forth in Sections 1 and 2 below.

     Heritage's commitment hereunder to purchase the Investment Amount is subject only to the following conditions:

     1.  Fulfillment or waiver of the conditions precedent set forth in Section
5.02 of the $160,000,000 Amended and Restated Multicurrency Credit Agreement, dated as of March 12, 1998, and as amended and restated as of July 6, 1998 (the "BofA Credit Agreement"), by and among the Company, AGI Incorporated, Klearfold,
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Inc., the Lenders referred to therein, and BofA, as Agent, Letter of Credit
Issuing Bank and Swing Line Lender, to the making of the initial "Credit Extensions" thereunder, other than the condition precedent set forth in Section 5.02(f) of the BofA Credit Agreement requiring completion of the "Equity Investment" referred to therein.

     2.  The Offer (the "Offer") under and as defined in the Announcement of
                         -----
Recommended Cash Offer (the "Offer Announcement") made on the date hereof by
                             ----- ------------
BTW, on behalf of the Company, becoming or being declared unconditional in all respects.

     Heritage shall purchase the Investment Amount upon satisfaction of such conditions, and the Company shall procure that, not later than for value on the Initial Funding Date (as defined in the BofA Credit Agreement), the sterling equivalent (such equivalent being calculated on the same basis as the swap contract referred to above) of the Investment Amount is paid to the receiving bank appointed by the Company in

IMPAC Group, Inc.
BT Wolfensohn
July 7, 1998
Page 4

relation to the Offer, to be held to the order of IMPAC Europe PLC pending the despatch of consideration proceeds to accepting Wrapper shareholders.

     For the avoidance of doubt, should Heritage not purchase the Investment Amount in accordance with the provisions above, Heritage irrevocably and unconditionally undertakes to contribute an amount equal to the Investment Amount to the capital of the Company on or prior to the Initial Funding Date, and thereafter (A) within forty-five days after the date of the Company's receipt of the Investment Amount, the Company shall have retained a firm of independent corporate appraisers or investment bankers with at least ten years' prior experience in similar valuations and reasonably acceptable to Heritage, who shall have delivered to the Board of Directors of the Company and to Heritage an appraisal of the Common Stock (the "Appraisal") setting forth a
                                                ---------
calculation of the per-share valuation of the Common Stock after taking into consideration Heritage's contribution of an amount equal to the Investment Amount, which Appraisal in the absence of manifest error shall be conclusive and binding on Heritage and the Company, and (B) within ten days after the date of the delivery of the Appraisal, the Company shall issue to Heritage Fund I and Heritage Fund II an aggregate number of shares of Common Stock equal to (x) the Investment Amount received by the Company, divided by (y) the per-share valuation of the Common Stock determined in the Appraisal.

     Upon the Company's acceptance of this commitment letter as provided below and in consideration of the time and resources devoted by Heritage to this transaction, the Company hereby agrees that it will be responsible for all of Heritage's out-of-pocket expenses, including, without limitation, fees and disbursements of legal counsel and accountants, whether or not the Transaction contemplated hereby closes.

     Heritage's commitment hereunder shall expire at the time the "Aggregate Commitment", as defined in the BofA Credit Agreement, is reduced to zero in accordance with Section 2.07(a) of the BofA Credit Agreement, unless Heritage shall elect, in its sole and absolute discretion, to extend such commitment.

     This commitment letter shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than its conflict-of-laws rules).

IMPAC Group, Inc.
BT Wolfensohn
July 7, 1998
Page 5

     We are delighted to have this further opportunity to work with you and your team, and look forward to the successful completion of the Transaction.

                         Very truly yours,

                         HERITAGE FUND I, L.P.

                         By:  HF Partners I, L.P.,
                               its general partner


                         By: /s/ Michael F. Gilligan
                            -------------------------------
                         Title: General Partner


                         HERITAGE FUND II, L.P.

                         By:  HF Partners II, L.L.C.,
                               its general partner


                         By: /s/ Michael F. Gilligan
                            -------------------------------
                         Title:  Member

Agreed to and Accepted this
7th day of July, 1998

IMPAC GROUP, INC.


By: /s/ Richard Block
   -----------------------
Title: President
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IMPAC Group, Inc.
BT Wolfensohn
July 7, 1998
Page 6

BT WOLFENSOHN, a division of
Bankers Trust International PLC


By: /s/ A. Grabowski
   --------------------------
Title: Managing Director